Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Enable Holdings, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 filed June 26, 2008 (Registration No. 333-151946) of our reports dated April 6, 2009, relating to the consolidated financial statements, and schedules of Enable Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
Chicago, Illinois
November 23, 2009